Exhibit 99.1

           Playtex Reports Results for Second Quarter 2007

    WESTPORT, Conn.--(BUSINESS WIRE)--Aug. 2, 2007--Playtex Products, Inc. (NYSE: PYX), a leading branded consumer products company that's celebrating 75 years of innovation, announces results for the second quarter ended June 30, 2007.

    Summary of Results

    Net sales were up 31% in the second quarter of 2007 to $235.7 million, versus $180.3 million in the comparable prior year quarter. Excluding the impact of the Hawaiian Tropic acquisition, which closed on April 18, 2007, net sales grew 13% in the quarter versus the prior year.

    Net income as reported in the second quarter of 2007 was $15.6 million, or $0.24 per diluted share, up approximately 50% from the comparable prior year period when net income was $10.3 million, or $0.16 per diluted share. Excluding charges and gains, second quarter 2007 net income was $16.6 million, or $0.26 per diluted share, versus $11.0 million, or $0.17 per diluted share, in the second quarter of 2006.

    In the first half of 2007, net sales were up 17%, to $416.5 million, versus $356.3 million in the first half of 2006. Net sales growth, excluding the impact of the Hawaiian Tropic acquisition, was 8% in the first half of 2007 versus the comparable prior year period.

    In the first half of 2007, net income as reported was $28.5 million, or $0.44 per diluted share, versus the comparable prior year period when net income was $19.7 million, or $0.31 per diluted share. Excluding charges and gains, the first half of 2007 net income was $29.4 million, or $0.46 per diluted share, versus $23.1 million, or $0.36 per diluted share, in the first half of 2006.

    Neil P. DeFeo, Chairman, President and CEO of Playtex, stated, "We are pleased with the second quarter and year-to-date results. The second quarter was the 14th consecutive quarter of year-over-year net sales growth. Moreover, we are on target to meet the guidance we gave for the full year. Our new products have performed well this year, enabling us to grow our business."

    A reconciliation of the results "as reported", which are in accordance with GAAP, to results "excluding charges and gains", which is a non-GAAP measure, is included on the Consolidated Statements of Income Data, and related notes thereto, attached to this release.

    Segment Results

    SKIN CARE

    Skin Care net sales during the second quarter of 2007 were $129.9 million or 52% above a year ago. Skin Care net sales growth, excluding the impact of the Hawaiian Tropic acquisition, was 15% in the second quarter of 2007 versus the comparable prior quarter driven by higher Banana Boat sun care sales. Sun care sales growth was due in part to the timing of shipments between the first and second quarters of 2007 as a result of weather and other factors. Though Wet Ones sales were slightly off in the quarter due to competitive activity, Wet Ones Sensitive Skin wipes were launched at the end of the quarter and have gained strong distribution and initial consumption. Additionally, there were slight declines in Playtex gloves as a result of competitive pressures.

    For the first half of 2007, Skin Care net sales were $212.7 million, or 31% above the first half of 2006 net sales of $162.2 million. Skin Care net sales growth, excluding the impact of the Hawaiian Tropic acquisition, was 12% in the first half of 2007 versus the comparable prior year period driven by strong new product sales for Banana Boat sun care including the Company's extended line of convenient spray mist products, Tear-Free products, and sun care products with patented AvoTriplex - a high UVA/UVB complex.

    Skin Care operating income for the second quarter of 2007 increased 27%, to $28.3 million, and 17% to $52.9 million in the first half of 2007. Improvements in operating income were driven by sales of newly acquired Hawaiian Tropic and higher net sales of Banana Boat sun care despite a charge of $1.5 million, included in both the quarter and year to date periods, related to the step-up of Hawaiian Tropic acquired inventory.

    FEMININE CARE

    Net sales in the second quarter of 2007 grew 9%, to $58.6 million, versus the comparable prior year period. Growth versus the prior year was primarily due to strong shipments of the new Playtex Sport tampon large count box, and was partially offset by cannibalization of Gentle Glide tampons and distribution losses on Beyond tampons and two discontinued plastic applicator tampon brands - SlimFits and Portables.

    Net sales in the first half of 2007 grew 2%, to $109.9 million, versus the comparable prior year period. Growth versus the prior year was primarily due to strong shipments of Playtex Sport, partially offset by lower sales of Gentle Glide and losses on Beyond, SlimFits and Portables.

    Feminine Care operating income in the second quarter of 2007 declined 13% to $15.3 million versus the second quarter of 2006. Feminine Care operating income for the first half of 2007 was $27.0 million, or 16% below the comparable prior year period. In spite of growth in Feminine Care net sales during the second quarter and first half of the year, operating income declined due to continued investments in advertising and promotion.

    INFANT CARE

    Infant Care net sales grew 16%, to $47.2 million, in the second quarter of 2007 and grew 9%, to $93.9 million, in the first half of 2007 versus the comparable prior year periods. Net sales growth was primarily driven by growth in our Diaper Genie, cups and mealtime, and breast-feeding product lines.

    Infant Care operating income increased 65% during the second quarter of 2007, to $12.7 million, and increased 28% during the first half of 2007, to $25.1 million, versus the comparable prior year period. Strong growth in operating income for Infant Care was driven primarily by higher sales, combined with positive product sales mix and somewhat lower levels of promotional spending versus last year.

    Additional Results

    Gross profit margins as reported were 52.4% for the second quarter of 2007 versus 54.0% in the second quarter of 2006. Excluding the impact of the Hawaiian Tropic inventory step-up resulting from purchase accounting, gross profit margins were 53.0% for the second quarter of 2007 - down approximately 100 basis points from the comparable prior year period. This margin decline, as anticipated, was due to the impact of the lower margin Hawaiian Tropic sales, including the private label business.

    Total Company operating income was $39.5 million, in the second quarter of 2007, up 24% versus the comparable prior year period. Total operating income, excluding charges and gains, was $40.9 million, in the second quarter of 2007, up 28% versus the comparable prior year period.

    In the first half of 2007, total Company operating income was $72.8 million, up 9% versus the comparable prior year period. Total operating income, excluding charges and gains, was $74.3 million in the first half of 2007, up 12% versus the comparable prior year period.

    Interest expense declined by $1.0 million in the first half of 2007, but increased by $0.4 million in the second quarter of 2007, versus the comparable prior year periods, as a result of financing costs associated with the Hawaiian Tropic acquisition in the second quarter of 2007.

    Conference Call

    Playtex will hold a conference call with analysts and investors on Friday, August 3rd at 10:30 a.m. ET to discuss second quarter and first half 2007 results. The dial in number is 888-713-4213 and the passcode is 54865889.

    A digital replay of the conference call will be available through Friday, August 10 at 11:59 p.m. ET. The replay number is 888-286-8010. The passcode is 57859212. To access the webcast of this call (live and replay), please go to the "Investor Relations" portion of our web site www.playtexproducts.com.

    This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this press release, and on our web site, is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.

    Celebrating 75 years of innovation, Playtex Products, Inc. is a leading manufacturer and distributor of a diversified portfolio of Skin Care, Feminine Care, and Infant Care products, including Banana Boat, Hawaiian Tropic, Wet Ones, Playtex gloves, Playtex tampons, Playtex infant feeding products, and Diaper Genie.

    With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the timing of completion of the integration of the Hawaiian Tropic business, the effect of the acquisition on sales growth, operating income and earnings per share and anticipated synergies, the inability to grow the business by investing in advertising and launching new products, general economic conditions, interest rates, competitive market pressures, the loss of a significant customer, raw material and manufacturing costs, capacity limitations, the ability to integrate acquisitions, adverse publicity and product liability claims, capital structure, the impact of weather conditions on sales, the ability to ship new products on targeted dates, and other factors detailed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.



                        PLAYTEX PRODUCTS, INC.
                CONSOLIDATED STATEMENTS OF INCOME DATA
           (Unaudited, in thousands, except per share data)


Reconciliation of Results "As Reported"
 in accordance with GAAP to Results
 "Excluding Charges / Gains " (1), a
 non-GAAP measure.
                                              Three Months Ended
                                        ------------------------------
                                               June 30, 2007
                                        ----------------------------
                                                  Charges  Excluding
                                           As     / Gains   Charges
                                        Reported     (2)    / Gains
                                        --------- -------- ---------

Net sales:
 Skin Care                              $129,875  $     -  $129,875
 Feminine Care                            58,598        -    58,598
 Infant Care                              47,195        -    47,195
                                        --------- -------- ---------

Total net sales                          235,668        -   235,668
Cost of sales                            112,266   (1,480)  110,786
                                        --------- -------- ---------
   Gross profit                          123,402    1,480   124,882

Operating expenses:
   Selling, general and administrative    83,231        -    83,231
   Amortization of intangibles               704        -       704
                                        --------- -------- ---------
    Total operating expenses              83,935        -    83,935

Operating income:
   Skin Care                              28,303    1,480    29,783
   Feminine Care                          15,277        -    15,277
   Infant Care                            12,695        -    12,695
   Corporate                             (16,808)       -   (16,808)
                                        --------- -------- ---------

    Total operating income                39,467    1,480    40,947

   Interest expense, net                  14,720        -    14,720
   Expenses related to retirement of
    debt                                       -        -         -
   Other expense                              11        -        11
                                        --------- -------- ---------

    Income before income taxes            24,736    1,480    26,216

   Provision for income taxes              9,107      518     9,625
                                        --------- -------- ---------

    Net income                          $ 15,629  $   962  $ 16,591
                                        ========= ======== =========

EPS: Basic                              $   0.25           $   0.26
     Diluted                            $   0.24           $   0.26

Weighted average shares outstanding:
   Basic                                  62,883             62,883
   Diluted                                64,428             64,428


The table below reconciles EBITDA to
 net income, the most directly
 comparable GAAP measure.

   Net income                           $ 15,629           $ 16,591
   Provision for income taxes              9,107              9,625
   Interest expense, net                  14,720             14,720
   Amortization of intangibles               704                704
   Depreciation                            3,956              3,956
                                        ---------          ---------

    EBITDA (6)                          $ 44,116           $ 45,596
                                        =========          =========

Reconciliation of Results "As Reported"
 in accordance with GAAP to Results
 "Excluding Charges / Gains " (1), a
 non-GAAP measure.
                                              Three Months Ended
                                        ------------------------------
                                                  July 1, 2006
                                          ----------------------------
                                                    Charges  Excluding
                                             As     / Gains   Charges
                                          Reported     (3)    / Gains
                                          --------- -------- ---------

Net sales:
 Skin Care                                $ 85,619  $     -  $ 85,619
 Feminine Care                              53,931        -    53,931
 Infant Care                                40,739        -    40,739
                                          --------- -------- ---------

Total net sales                            180,289        -   180,289
Cost of sales                               82,877        -    82,877
                                          --------- -------- ---------
   Gross profit                             97,412        -    97,412

Operating expenses:
   Selling, general and administrative      64,872        -    64,872
   Amortization of intangibles                 651        -       651
                                          --------- -------- ---------
    Total operating expenses                65,523        -    65,523

Operating income:
   Skin Care                                22,204        -    22,204
   Feminine Care                            17,533        -    17,533
   Infant Care                               7,681        -     7,681
   Corporate                               (15,529)       -   (15,529)
                                          --------- -------- ---------

    Total operating income                  31,889        -    31,889

   Interest expense, net                    14,345        -    14,345
   Expenses related to retirement of
    debt                                     1,162   (1,162)        -
   Other expense                                51        -        51
                                          --------- -------- ---------

    Income before income taxes              16,331    1,162    17,493

   Provision for income taxes                6,041      430     6,471
                                          --------- -------- ---------

    Net income                            $ 10,290  $   732  $ 11,022
                                          ========= ======== =========

EPS: Basic                                $   0.16           $   0.18
     Diluted                              $   0.16           $   0.17

Weighted average shares outstanding:
   Basic                                    62,637             62,637
   Diluted                                  63,478             63,478


The table below reconciles EBITDA to
 net income, the most directly
 comparable GAAP measure.

   Net income                             $ 10,290           $ 11,022
   Provision for income taxes                6,041              6,471
   Interest expense, net                    14,345             14,345
   Amortization of intangibles                 651                651
   Depreciation                              3,725              3,725
                                          ---------          ---------

    EBITDA (6)                            $ 35,052           $ 36,214
                                          =========          =========

  See accompanying Notes to Consolidated Statements of Income Data.




                        PLAYTEX PRODUCTS, INC.
                CONSOLIDATED STATEMENTS OF INCOME DATA
           (Unaudited, in thousands, except per share data)


Reconciliation of Results "As
 Reported" in accordance with GAAP
 to Results "Excluding Charges /
 Gains " (1), a non-GAAP measure.
                                              Six Months Ended
                                       -------------------------------
                                              June 30, 2007
                                       ----------------------------
                                                 Charges  Excluding
                                          As     / Gains   Charges
                                       Reported     (4)    / Gains
                                       --------- -------- ---------

Net sales:
  Skin Care                            $212,694  $     -  $212,694
  Feminine Care                         109,886        -   109,886
  Infant Care                            93,951        -    93,951
                                       --------- -------- ---------

Total net sales                         416,531        -   416,531
Cost of sales                           196,654   (1,480)  195,174
                                       --------- -------- ---------
   Gross profit                         219,877    1,480   221,357

Operating expenses:
   Selling, general and
    administrative                      145,701        -   145,701
   Amortization of intangibles            1,348        -     1,348
                                       --------- -------- ---------
    Total operating expenses            147,049        -   147,049

Operating income:
    Skin Care                            52,894    1,480    54,374
    Feminine Care                        27,023        -    27,023
    Infant Care                          25,107        -    25,107
    Corporate                           (32,196)       -   (32,196)
                                       --------- -------- ---------

   Total operating income                72,828    1,480    74,308

   Interest expense, net                 27,857        -    27,857
   Expenses related to retirement of
    debt                                      -        -         -
   Other expense                             33        -        33
                                       --------- -------- ---------

    Income before income taxes           44,938    1,480    46,418

   Provision for income taxes            16,471      518    16,989
                                       --------- -------- ---------

    Net income                         $ 28,467  $   962  $ 29,429
                                       ========= ======== =========

EPS: Basic                             $   0.45           $   0.47
     Diluted                           $   0.44           $   0.46

Weighted average shares outstanding:
   Basic                                 62,665             62,665
   Diluted                               64,264             64,264

The table below reconciles EBITDA to
 net income, the most directly
 comparable GAAP measure.

   Net income                          $ 28,467           $ 29,429
   Provision for income taxes            16,471             16,989
   Interest expense, net                 27,857             27,857
   Amortization of intangibles            1,348              1,348
   Depreciation                           7,757              7,757
                                       ---------          ---------

    EBITDA (6)                         $ 81,900           $ 83,380
                                       =========          =========

Reconciliation of Results "As
 Reported" in accordance with GAAP
 to Results "Excluding Charges /
 Gains " (1), a non-GAAP measure.
                                              Six Months Ended
                                      --------------------------------
                                                  July 1, 2006
                                          ----------------------------
                                                    Charges  Excluding
                                             As     / Gains   Charges
                                          Reported     (5)    / Gains
                                          --------- -------- ---------

Net sales:
  Skin Care                               $162,151  $     -  $162,151
  Feminine Care                            108,189        -   108,189
  Infant Care                               85,974        -    85,974
                                          --------- -------- ---------

Total net sales                            356,314        -   356,314
Cost of sales                              161,701        -   161,701
                                          --------- -------- ---------
   Gross profit                            194,613        -   194,613

Operating expenses:
   Selling, general and
    administrative                         126,800        -   126,800
   Amortization of intangibles               1,288        -     1,288
                                          --------- -------- ---------
    Total operating expenses               128,088        -   128,088

Operating income:
    Skin Care                               45,284        -    45,284
    Feminine Care                           32,225        -    32,225
    Infant Care                             19,635        -    19,635
    Corporate                              (30,619)       -   (30,619)
                                          --------- -------- ---------

   Total operating income                   66,525        -    66,525

   Interest expense, net                    28,835        -    28,835
   Expenses related to retirement
    of debt                                  5,569   (5,569)        -
   Other expense                                68        -        68
                                          --------- -------- ---------

    Income before income taxes              32,053    5,569    37,622

   Provision for income taxes               12,344    2,193    14,537
                                          --------- -------- ---------

    Net income                            $ 19,709  $ 3,376  $ 23,085
                                          ========= ======== =========

EPS: Basic                                $   0.31           $   0.37
     Diluted                              $   0.31           $   0.36

Weighted average shares
 outstanding:
   Basic                                    62,659             62,659
   Diluted                                  63,514             63,514

The table below reconciles EBITDA
 to net income, the most directly
 comparable GAAP measure.

   Net income                             $ 19,709           $ 23,085
   Provision for income taxes               12,344             14,537
   Interest expense, net                    28,835             28,835
   Amortization of intangibles               1,288              1,288
   Depreciation                              7,331              7,331
                                          ---------          ---------

    EBITDA (6)                            $ 69,507           $ 75,076
                                          =========          =========

  See accompanying Notes to Consolidated Statements of Income Data.


                        PLAYTEX PRODUCTS, INC.

            NOTES TO CONSOLIDATED STATEMENTS OF INCOME DATA

    1) We have presented the "Charges / Gains" and "Excluding Charges / Gains" columnar information, as we believe it provides securities analysts, investors and other interested parties with more insight as to certain significant events and transactions that occurred during the fiscal periods presented, that may or may not be recurring in nature. We believe the presentation of this data provides the reader with a greater understanding of the impact of certain items on specific generally accepted accounting principles in the United States ("GAAP") measures, including net income, operating income and gross profit. Management utilizes this information to better understand its operating results as well as the impact and progress on certain strategic initiatives. The columnar information under the caption "Charges / Gains" and "Excluding Charges / Gains" are not substitutes for analysis of our results as reported under GAAP and should only be used as supplemental information.

    2) The second quarter of 2007 included a charge of $1.5 million to cost of sales for the inventory step-up associated with the Hawaiian Tropic acquisition in accordance with Statement of Financial
Accounting Standard ("SFAS") No. 141, "Accounting for Business
Combinations."

    3) The second quarter of 2006 included a charge for premiums of $0.9 million, and a write off of $0.3 million of unamortized deferred financing fees relating to the repurchase of $19.5 million principal of our 9 3/8% Senior Subordinated Notes due 2011 ("9 3/8% Notes").

    4) The first half of 2007 included a charge of $1.5 million to cost of sales for the inventory step-up associated with the Hawaiian Tropic acquisition in accordance with SFAS No. 141, "Accounting for Business Combinations."

    5) The first half of 2006 included a charge for premiums of $4.6 million, and a write off of $1.0 million of unamortized deferred financing fees relating to the repurchase of $68.5 million principal of our 8% Senior Secured Notes and our 9 3/8% Notes.

    6) EBITDA represents net income before interest, income taxes, depreciation and amortization. We believe that EBITDA and EBITDA "excluding charges / gains" (see Note (1) above), are performance measures that provide securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry. We also use EBITDA for planning purposes, including the preparation of annual operating budgets, to determine levels of operating and capital investments and for compensation purposes, including bonuses for certain employees.

    We believe issuers of "high yield" securities also present EBITDA because investors, analysts and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. We believe EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures for interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

    -- EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

    -- EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

    -- EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

    -- Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

    -- Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

    Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our results presented in accordance GAAP and using EBITDA only supplementally.



                        PLAYTEX PRODUCTS, INC.
                     CONSOLIDATED BALANCE SHEETS
             (Unaudited, in thousands, except share data)

                                               June 30,    December
                                                              30,
                                                 2007        2006
                                             ------------ -----------
                   Assets
Current assets:
  Cash & cash equivalents                     $   11,001   $   28,440
  Receivables, less allowance for doubtful
   accounts of $2,856 and $1,365 for 2007
   and 2006, respectively                        207,552       88,805
  Inventories                                     96,023       60,952
  Deferred income taxes, net                      18,555       13,938
  Other current assets                             6,870        7,595
                                             ------------ -----------
    Total current assets                         340,001      199,730

Net property, plant and equipment                125,185      111,383
Goodwill                                         485,610      485,610
Trademarks, patents & other intangibles, net     151,388      122,219
Deferred financing costs, net                      7,534        8,294
Other noncurrent assets                              344          394
                                             ------------ -----------
    Total assets                              $1,110,062   $  927,630
                                             ============ ===========

    Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                            $   42,737   $   30,669
  Accrued expenses                               125,994       79,242
  Income taxes payable                                 -        3,136
                                             ------------ -----------
    Total current liabilities                    168,731      113,047

Long-term debt                                   664,026      578,926
Deferred income taxes, net                        76,511       69,160
Other noncurrent liabilities                      23,078       24,231
                                             ------------ -----------
    Total liabilities                            932,346      785,364
                                             ------------ -----------

Stockholders' equity:
  Common stock, $0.01 par value, authorized
   100,000,000 shares, issued 64,710,250
   shares and outstanding 64,021,915 shares
   at June 30, 2007 and issued 64,414,272
   shares and outstanding 63,380,107 shares
   at December 30, 2006                              647          644
  Additional paid-in capital                     564,006      560,451
  Retained earnings (accumulated deficit)       (371,833)    (400,300)
  Accumulated other comprehensive loss            (7,031)      (6,978)
  Treasury stock, at cost, 688,335 shares at
   June 30, 2007 and 1,034,165 shares at
   December 30, 2006                              (8,073)     (11,551)
                                             ------------ -----------
    Total stockholders' equity                   177,716      142,266
                                             ------------ -----------
    Total liabilities and stockholders'
     equity                                   $1,110,062   $  927,630
                                             ============ ===========




                        PLAYTEX PRODUCTS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (Unaudited, in thousands)

                                                   Six Months Ended
                                                ----------------------
                                                 June 30,    July 1,
                                                   2007        2006
                                                ----------  ----------
Cash flows from operations:
   Net income                                   $  28,467   $  19,709
   Adjustments to reconcile net income to net
    cash used for operations:
     Depreciation                                   7,757       7,331
     Amortization of intangibles                    1,348       1,288
     Amortization of deferred financing costs       1,200       1,251
     Equity compensation                            5,137       4,073
     Deferred income taxes                          7,548       7,287
     Premium on debt repurchases                       --       4,561
     Write-off of deferred fees related to
      retirement of debt                               --       1,008
     Other, net                                       175          20
     Net changes in operating assets and
      liabilities:
         Receivables                              (57,117)    (45,434)
         Inventories                                7,715      10,843
         Accounts payable                           3,068      (1,542)
         Accrued expenses                           9,778      14,217
         Other                                        526         464
                                                ----------  ----------
           Net cash provided by operations         15,602      25,076
Cash flows from investing activities:
   Capital expenditures                           (10,542)     (8,933)
   Business acquired net of cash acquired,
    including transaction related expenses       (107,574)         --
   Payments for intangible assets                  (1,000)     (2,815)
                                                ----------  ----------
           Net cash used for investing
            activities                           (119,116)    (11,748)
Cash flows from financing activities:
   Repayments under revolving credit facilities  (118,000)     (6,310)
   Borrowings under revolving credit facilities   203,100          --
   Long-term debt repurchases                          --     (68,474)
   Premium on debt repurchases                         --      (4,561)
   Payment of financing costs                        (425)         --
   Purchases of Company stock for treasury         (1,845)     (5,798)
   Proceeds from issuance of stock                  2,891         888
                                                ----------  ----------
            Net cash provided by (used for)
             financing activities                  85,721     (84,255)
Effect of exchange rate changes on cash               354          55
                                                ----------  ----------
Decrease in cash and cash equivalents             (17,439)    (70,872)
Cash and cash equivalents at beginning of
 period                                            28,440      94,447
                                                ----------  ----------
Cash and cash equivalents at end of period      $  11,001   $  23,575
                                                ==========  ==========
Supplemental disclosures of cash flow
 information:
   Interest paid                                $  26,105   $  29,035
   Income taxes paid, net                       $  12,212   $   8,456

    CONTACT: Playtex Products
             Laura Kiernan, 203-341-4262
             Vice President, Investor Relations